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                                                                   EXHIBIT 10(Y)


                      SPECIAL OFFER RETIREE MEDICAL PLAN
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                                   ARTICLE I

                           Eligibility and Benefits
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1.01  Purpose.  The purpose of the Special Officer Retiree Medical Plan ("Plan")
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      is to provide lifetime retiree medical benefits to eligible elected officers of Northrop Grumman Corporation ("the Company") and their spouses.

1.02  Eligibility.  Eligibility for benefits under this Plan will be limited to
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      those elected officers of the Company listed in Exhibit A. Officers may be added or removed from Exhibit A in accordance with the amendment provision of the Plan.

      (a) An elected officer listed in Exhibit A is a "Participant" under the Plan.

      (b) A Participant will become an "Eligible Participant" under the Plan if he or she has either five years of service as an elected officer or 30 years of total service with the Company and its affiliates.

1.03  Benefits.  The Company will provide an Eligible Participant with a
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      continuation of medical benefits.

      (a) The benefits will be provided for the life of the Eligible Participant and the life of his or her surviving spouse, if any. (The only spouse covered will be a surviving spouse who is married to the Eligible participant both at the time of termination of employment with the Company and its affiliates and at the time of the Eligible Participant's death.

      (b) The benefits provided will be a continuation of the medical benefits the Eligible Participant was eligible to receive from the Company as of December 31, 1998. In particular, the following will remain frozen as of that date:

           (1)  Participant contributions.

           (2)  Copayments.

           (3)  Deductibles.

           (4)  Medical benefit coverage.

      (c) Following the death of the Eligible Participant or his or her spouse, the participant contributions, copayments and deductibles will be adjusted to what they would have been for the Eligible participant for individual coverage as of December 31, 1998.
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      (d)  The benefits under the Plan will be coordinated with and paid secondary to any benefits that the Eligible Participant or his or her spouse receives from another plan of the Company or another employer or from Medicare (For this purpose, Medicare benefits are deemed to include any benefits the Eligible Participant and his or her spouse would receive from Medicare if they made proper application for benefits.)

                                   ARTICLE 2

                               General Provisions
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2.01  Amendment and Plan Termination.  The Company may amend or terminate the
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      Plan with respect to any Participant only with the consent of the
      Participant or, after the Participant's death, with the consent of his or her spouse. Otherwise, the Company may amend the Plan at any time.

2.02  Assignment of Benefits.  An Eligible Participant or surviving spouse may
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      not, either voluntarily or involuntarily, assign, anticipate, alienate, commute, sell, transfer, pledge or encumber any benefits to which he or she is or may become entitled under the Plan, nor may Plan benefits be subject to attachment or garnishment by any of their creditors or to legal process.

2.03  Nonduplication of Benefits.  This Section applies if, despite Section
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      2.02, with respect to any Eligible Participant (or his or her spouse), the
      Company is required to make payments under this Plan to a person or entity other than the payees described in the Plan. In such a case, any coverage due the Participant (or his or her spouse) under the Plan will be reduced by the actuarial value of the coverage extended or payments made to such other person or entity.

2.04  Funding.  Participants have the status of general unsecured creditors of
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      the Company and the Plan constitutes a mere promise by the Company to make benefit payments in the future. Any funding of benefits under this Plan will be in the Company's sole discretion.

2.05  Construction.  The Company shall have full discretionary authority to
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      determine eligibility and to construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions.

2.06  Governing Law.  This Plan shall be governed by the law of the State of
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      California, except to the extent superseded by federal law.

2.07  Actions By Company.  Any powers exercisable by the Company under the Plan
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      shall be utilized by written resolution adopted by the Board of Directors of the Company or its delegate. The Board may be written resolution delegate any of the Company's powers under the Plan and any such delegations may provide for subdelegations, also by written resolution.